Exhibit 99.1

The premier capital provider to the hospitality industryTM	NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	President	Corporate Communications, Inc.
	(972) 490-9600	(615) 324-7318
ASHFORD HOSPITALITY TRUST ANNOUNCES
SENIOR MANAGEMENT PROMOTIONS
DALLAS — (January 26, 2009) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced that Monty J. Bennett, Chief Executive Officer and President has relinquished the title of President and has promoted Douglas A. Kessler to fill the position of President. Since the Company’s initial public offering in 2003, Mr. Kessler had been Chief Operating Officer and Head of Acquisitions. Mr. Bennett retains the title of Chief Executive Officer.
Commenting on the announcement, Mr. Bennett, stated, “Doug has been instrumental in every aspect of Ashford’s growth. His management focus and leadership vision on transactions, capital markets, and investor relations optimizes Ashford’s strategies. With his initiative and dedication to seek long term shareholder return, he has spearheaded virtually all of our key objectives including: numerous equity and preferred capital raises, property level and corporate debt facilities, as well as acquisitions including the $2.5 billion CNL transaction. His diverse real estate and corporate management capabilities contribute significantly to our internal management practices, seeking to be best in class. I look forward to continuing to work with Doug to move Ashford forward”
In addition, the Company announced that David A. Brooks has been promoted to Chief Operating Officer and General Counsel. Since the Company’s initial public offering in 2003, Mr. Brooks had been Chief Legal Officer and Head of Transactions.
Mr. Bennett continued, “The promotion of David to Chief Operating Officer and General Counsel recognizes his multidimensional capabilities. David engages in every phase of the Company’s business, especially including the negotiation, structuring, and closing of transactions, and advises on all facets of the Company’s strategies, corporate governance and legal concerns. His unique combination of business acumen and legal expertise greatly enhance Ashford’s ability to achieve our strategic goals. David’s command of the smallest detail to the broadest issue provides us with the expertise to implement our key strategies.”
Ashford currently has $185 million of free cash on hand, with a weighted-average cost of debt at 3.340%. Ashford has one hard debt maturity of $29M in 2009 and one hard debt maturity of $75M in 2010. All other debt maturities occur in 2011 and beyond.
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces Senior Management Promotions

January 26, 2009
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Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the timing for closing, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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